EXHIBIT 5.1

              Opinion of Malizia, Spidi, Sloane & Fisch, P.C. as to
                the validity of the Common Stock being registered

                      MALIZIA, SPIDI, SLOANE & FISCH, P.C.
                                ATTORNEYS AT LAW
                               1301 K STREET, N.W.
                                 SUITE 700 EAST
                             WASHINGTON, D.C. 20005
                                 (202) 434-4660
                            FACSIMILE: (202) 434-4661


May 22, 1998

Board of Directors
Crazy Woman Creek Bancorp Incorporated
106 Fort Street
Buffalo, Wyoming 82834

         RE:      Registration Statement on Form S-8:
                  Crazy Woman Creek Bancorp Incorporated 1996 Stock Option Plan

Board Members:

         We  have  acted  as  special  counsel  to  Crazy  Woman  Creek  Bancorp
Incorporated, a Wyoming corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 105,800 shares of common stock, par value $.10 per share (the "Common Stock") of the Company which may be issued upon the exercise of options granted or which may be granted under the Crazy Woman Creek Bancorp Incorporated 1996 Stock Option Plan (the "Plan"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the exercise of options granted under and in accordance with the terms of the Plan will be duly and validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included under the caption "Legal Opinion" in the Prospectus which is a part of the Registration Statement.

                                      Sincerely,


                                      /s/Malizia, Spidi, Sloane & Fisch, P.C.
                                      ------------------------------------------
                                      Malizia, Spidi, Sloane & Fisch, P.C.